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                                                                   Exhibit 10.21

                        SALES REPRESENTATION AGREEMENT

      THIS SALES REPRESENTATION AGREEMENT (this "Agreement") is dated this _______ day of ___________________ by and between eRoom System Technologies, Inc. ("Company"), a Nevada Corporation, and ________________________ (referred to hereinafter as "Representative").

                             W I T N E S S E T H:

      WHEREAS, Company desires to obtain the services of Representative in representing Company's products and services described more fully in Exhibit "A," attached hereto and incorporated herein by reference (referred to hereinafter as the "Products") and assisting Company in doing business in the "Territory," defined hereinafter; and

      WHEREAS, Representative represents that he/she/it has extensive knowledge of business opportunities, laws, governmental regulations and procurement practices and desires to represent the Products in the "Territory" and

      NOW, THEREFORE, in consideration of the mutual agreements and obligations and covenants herein contained, the parties agree as follows:

ARTICLE 1: APPOINTMENT

      1.01 Representation Appointment. Company hereby appoints Representative to be its representative of the Products in the performance-based protected "Territory," described in Exhibit "B," a copy of which is attached hereto and incorporated herein by reference (the "Territory.") Representative shall be protected in the Territory so long as Representative adheres to the terms and conditions described herein.

      1.02 Sales Outside the Territory. Sales made to corporations residing outside of the Territory are subject to the "Commission Schedules," described in
Article 4.0 hereof. Notwithstanding the foregoing, Representative may not effect sales of the Products outside the Territory without the express written consent of the Company's Executive Vice President of Sales and Marketing (the "Vice-President").

      1.03 Excluded Sales. This Agreement excludes all "after sales agreements" and sales such as service and maintenance, including, but not limited to parts, spares, replacement units, expansion units, and services.

      1.04 Independent Contractor. In making this appointment, Representative is and shall remain, an independent business contractor and nothing herein shall be deemed to imply or create a relationship of employee and employer. Representative shall not represent that Representative has the power or authority to enter into any agreements or contractual obligations on behalf of Company unless Company provides a separate letter of authorization authorizing Representative to execute agreements on behalf of Company.

ARTICLE 2: SCOPE OF WORK

      2.01 Representative's Obligations. During the term of this Agreement, Representative agrees:



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           (A) To maintain adequate contacts and sales personnel in the
Territory necessary to solicit, develop and promote the sale of the Products actively;

           (B) To provide liaison with Company's potential customers and/or customers' procurement and engineering staffs with respect to developing procurement specifications and ascertaining performance requirements of any sales of the Products.

           (C) To obtain and transmit to Company information pertaining to the technical needs and requirements of potential customers in the Territory as is applicable to the Products;

           (D) To provide assistance to Company in discussions, preparations of proposals, and negotiation held in the Territory leading to selling the Products therein;

           (E) To pay all costs of conducting Representative's business, including commissions or other compensation to employees or other agents/representatives of Representative;

           (F) To provide monthly active prospect inventories of sales opportunities currently being explored in the Territory;

           (G) To assist Company in obtaining any relevant financial or other information as requested by Company regarding existing and potential customers with whom Representative intends to sell the Products;

           (H) To provide reasonable effort to assure active participation and attendance by Representative's personnel in sales meetings and training sessions held by Company; and

           (I) To provide a designated phone number for contacts or potential customers to call with professional answering service or voice mail.

ARTICLE 3: Company OBLIGATION

      3.01 Company's Obligations. During the term of this Agreement, Company agrees:

           (A) To provide Representative, at no cost, written materials relating to the Products necessary to support product promotion and sales efforts;

           (B) To respond within reasonable time to requests for price and delivery of the Products covered by this Agreement;

           (C) To provide Representative with current information as to technical improvements in the Products covered hereunder; and

           (D) To make timely payments of commission and fees earned as specified herein.

           (E) To prepare proposals and other paperwork arising therefrom upon reasonable notice by Representative and upon Representative providing accurate and sufficient information to Company.

ARTICLE 4: COMPENSATION

      4.01 Commission. The commission due and payable, as described in this Article, to Representative for a sale or lease or Placement Program of the Products is 5.0% for any sale, whether to an individual or corporate property. The Sales Commission shall be calculated on the retail sales price of the Products as reflected in the executed "Master Sale / Leasing Agreement" by Company and the "Purchasing / Leasing" entity.

           (A) Payment of Commissions. The Sales Commissions shall be paid to Representative as follows:

               (i) Lease. Representative shall be paid the Sales Commission pursuant to an executed "Lease Agreement" upon receipt of funding on such lease(s) by Company.


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               (ii) Sales. Representative shall be paid the Sales Commission proportionately to the receipt of payments tendered by the purchaser. For example, if the purchaser agrees to pay one-third down upon execution of a purchase agreement, one-third down upon installation, and one-third down upon acceptance of the Products by such purchaser, Representative shall be paid one-third of his/her/its Sales Commission upon each such payment by such purchaser.

               (iii) Placement Program. Upon the execution by a hotel or other such related property of a "Hotel Revenue Sharing Lease Agreement" (the "Revenue Sharing Agreement") and Company's acceptance of the same, Representative shall be entitled to a commission for each Refreshment Center placed (the "Revenue Share Commission" or "Placement Program Commission"). The Revenue Share Commission shall be paid to Representative upon Company's receipt of the funding pursuant to each Revenue Sharing Agreement as written below. (The "Sales Commission," "Corporate Sales Commission," "Revenue Share Commission" and "Placement Program Commission" are referred to herein sometimes collectively as the "Commissions.") However, Representative may be entitled to draws against some of the Commissions according to the terms, conditions and schedules set forth in Exhibit "D," a copy of which is attached hereto and incorporated herein by reference.

      (B) Sales Exclusions. The sales price upon which the Sales Commission is based shall be exclusive of the following:

               (i) Transportation, shipping, and handling/drayage including packing, freight forwarding charges and insurance;

               (ii)     Taxes and duties of any kind;

               (iii)    Credits and allowances; if any;

               (iv) Purchases directly by a customer through a general purchasing agency of a corporate headquarters located outside the Territory, unless the same falls within the workings of the "Corporate Sales Commission."

               (v) Portions of a contract that is executed by a customer directly with Company with no involvement by Representative. Such portions may include changes to the original quantity or scope of work as indicated in the initial contract.

      4.02 Prior Contacts. Representative understands that other sales calls may have been made to the same potential customer within the Territory by other representatives of Company, including formal proposals for which a prior claim to the Sales Commission and/or the Revenue Share Commission. In a case such as this, a split commission may apply.

           (A) "Grandfather" Clause. Company shall grant a six-month "Grandfather" clause (the "Grandfather Period") for each newly assigned Territory (the "New Territory") relative to any prior representative (the "Prior Representative") who represented Company prior to the reassignment of the New Territory. The Prior Representative shall have one (1) week following the reassignment of any New Territory to a subsequent Representative (the "New Representative") to remit a list of all contacts and/or prospective clients to the Vice-President (the "Grandfather List"). The Grandfather List will be sent to the New Representative in the New Territory with the understanding that the individual and/or entities on the Grandfather List shall be maintained, contacted and protected by the Prior Representative during the Grandfather Period. After the Grandfather Period, any of the individuals and/or entities on the Grandfather List who are not either under a "Placement Program Application" (referred to as "PPA"), defined hereinafter, or any other executed agreement with Company shall be turned over to the New Representative.

           (B) Commission Splitting. In any situation where there is a question of prior sales calls in the Territory, the splitting of any and all commissions described herein, or relative to any other commission dispute, the Vice-President shall make a determination of disposition of commissions, including split commissions with the intention of dividing the same fairly between and/or among all parties fairly. The Vice-President's decision shall be final, except that Representative, or others involved in the sale, shall have a right to


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appeal the decision in writing stating why the determination is considered unfair. Company's Chief Executive Officer and two other company officers shall review the decision based on such appeal and the decision on the appeal shall be final on all parties.

      4.03 Commission Modification. The Sales Commission and the Revenue Share Commission may be subject to modification, upon thirty (30) days written notice to Representative. No such modification shall apply to any proposal for which a customer has signed a PPA.

      4.04 Overpayments. Any overpayment of any of the commissions described herein by Company to Representative resulting in a downward adjustment of the price for the purchase, lease, etc. of the Products, any failure to receive payment, repudiation or failure to complete the terms of any contract relating to the Products or Services at no fault of Company, Representative, upon notice from Company shall ensure such overpayment to be repaid. In addition to any other remedy Company may have, Company may withhold from subsequent commissions due Representative the amount of such over payment. Notwithstanding the foregoing if any contract by a Company customer is fulfilled in its entirety and Company is paid in full thereon, such contract shall not be subject to the repayment obligations described in this paragraph.

ARTICLE 5: TERM OF AGREEMENT AND TERMINATION

      5.01 Term. The term of this Agreement shall be one (1) year from the date of this Agreement (the "Term"). The Term may be extended upon mutual agreement of the parties hereto, for up to a period of two (2) additional one (1) year Terms upon mutual agreement of the parties to this Agreement.

      5.02 Termination By Either Party. This Agreement may be terminated by either party at least sixty (60) days before the date of expiration of this Agreement or any extension thereof of the terminating party's intention to terminate.

      5.03 Company Termination. Company may terminate this Agreement by providing five (5) days written notice to Representative if:

           (A) Representative   fails  to  comply   with  the  terms  of  this
Agreement;

           (B) Representative shall become insolvent, bankrupt or any proceeding by or against Representative as a debtor is commenced or there is a substantial change in ownership or control of Representative's business, whether voluntary or by operation of law; or

           (C) Representative shall have violated the criminal provisions of applicable laws or resolutions within the Territory.

      5.04 Return of Materials Upon Termination. Upon termination of this Agreement, Representative shall immediately return to Company the following: all sales materials, product exemplars, copies of all client lists, Company "Sales & Marketing" book, data sheets, samples, models, technical documents, drawings, blue prints, and other written materials (the "Sales Materials"), which Company provided to Representative. Company reserves the right to withhold any and all Commissions until the return of all of the Sales Materials and products noted above reasonably requested herein by Company at the time of termination.

      5.05 Payments Upon Termination. Termination of this Agreement shall not relieve either party of the obligation to pay to the other any amounts payable at the time of termination or which were earned during the Term and payable in the future, except as set forth in the above paragraph.


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      5.06 Representative's Remedies. Upon termination of this Agreement for whatever reason, Company's sole liability to representative, whether by claim or right in court or otherwise, shall be to pay previously earned but unpaid commissions to representative, except as set forth in this section. In no event shall Company be liable for consequential or punitive damages of any kind for:

           (A) Lost profits, real, anticipatory or otherwise; (B) Lost goodwill, creation of clients, damage to reputation; or (C) Advertising, sales or employee's costs.

      5.07 Sales Goals. Representative and the Vice-President have established annual minimum sales goals prior to the execution of this Agreement ("Sales Goals") as set forth on Exhibit "C" to this Agreement, a copy of which is attached hereto and incorporated herein by reference. Representative and Vice-President shall review the Sales Goals quarterly and shall adjust the same accordingly to Company's then current corporate sales and marketing plan for the Territory. Failure to achieve these quarterly Sales Goals may result in adjustments in the Territory, including, but not limited to reducing Territory size, increasing the number of representatives working within the Territory or terminating this Agreement.

ARTICLE 6: CONFIDENTIALITY AND CONFLICT OF INTEREST

      6.01 Confidential Information. During the Term, Representative agrees not to divulge to anyone, except in the performance of his/her/its duties hereunder, or make use of information and knowledge relating to:

           (A) Any projects for Company upon which Representative shall have worked or shall be working;

           (B) Knowledge of any of Company's business, which Representative shall have obtained during the Term which is not generally known in the public domain; or

           (C) Any proprietary or closely held information of Company not generally available to third parties or in the public domain.

      6.02 Non-Competition. Representative may render service to others in a consulting, agency or representative capacity provided that Representative shall not serve any business or organization, or engage in any business on Representative's own behalf which sponsors, produces or sells products or services which compete with or conflict with the Products, Company's business and/or requires contact with any customer, client or end user of the Products and/or Services.

ARTICLE 7: FORCE MAJEURE

      7.01 Force  Majeure.  Neither  party shall be  considered  in default or
held   responsible  to  the  other  on  account  of  or  arising  out  of  the interruption of its performance under this Agreement by:

           (A) Epidemics, fire, explosion, flood, unusually severe weather, or any other extraordinary natural disturbance, act of God, or of the public enemy, any civil commotion, riot, insurrection, terrorism, or hostilities, war (declared or otherwise) conditions that may adversely affect the safety of such party's personnel, restrictions due to quarantines, blockades, embargoes, unavailability of materials; unforeseen market shortages or any other cause beyond the reasonable control of such party that arise without the fault or negligence of such party, and that result in the delay of performance hereunder.


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      7.02 Delays. Any delay resulting from the events above shall be deemed excusable. The party whose performance will be delayed by such events will use its best efforts to notify the other with five (5) days after the occurrence of such events and within five (5) days after the cessation thereof. The party whose performance is affected will diligently proceed to perform to the best of its ability upon the resolution of the "Force Majeure" event.

ARTICLE 8: DISPUTE RESOLUTION

      8.01 Arbitration. Any and all disputes, controversies, claims, or other disagreements arising out of or relating to this Agreement or the actual or alleged breach thereof shall be finally settled through arbitration in accordance with rules of the American Arbitration Association. The arbitration shall be held in Utah and shall be conducted under and in accordance with the American Arbitration Association Rules applicable to Utah using the rules of law not equity. Such arbitration shall be conducted in English and will be conducted on confidential basis in accordance with the terms of the Agreement.

ARTICLE 9: GENERAL

      9.01 Governing Law. The laws of the State of Nevada shall govern this Agreement.

      9.02 Entire Agreement. This Agreement supersedes and replaces all prior sales or representation agreements between Company and Representative and cannot be assigned or transferred by either party without the prior written consent of the other.

      9.03 Indemnification. Representative shall indemnify and hold harmless Company from any liability, loss, or damage whatsoever, for injuries (including death) to employees or principals of Representative arising out of Representative's performance of this Agreement or from any losses whatsoever arising out of Representative's breach of this Agreement.

      9.04 Conduct. Representative shall at all times conduct itself in accordance with the laws of the Territory and shall insure that Representative's actions do not violate any regulations to which Company is bound. Representative agrees to provide to Company upon request a certification that Representative has not violated the provisions of any such regulations.

      9.05 Notices. Any notices or order provided for in this Agreement shall be provided in writing to the other party at the address first set forth above.

      9.06 Subsequent Questions. Although this Agreement attempts to address all contributions of circumstances, it is possible that questions will arise which are not adequately answered by this Agreement itself. In such cases, the specific decision of Company shall be binding.

      9.07 Attorneys' Fees. In the event of litigation, prevailing party shall have the right to receive court costs and reasonable attorneys' fees.

      9.08 Assignment. Representative may not assign this Agreement to any third party person or individual without the express written consent of Company.


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      9.09 Amendment. This agreement shall not be amended, modified and/or altered without the express written consent of each party to this Agreement.


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      IN WITNESS WHEREOF, the parties hereto have entered into this Agreement the day and the year first named above.

EROOM  SYSTEM TECHNOLOGIES, INC.             REPRESENTATIVE
a Nevada corporation

By:                                          By:
      ---------------------------------          -------------------------------
      Steven L. Sunyich
Its:  Chief Executive Officer


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